UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2017, Cash Paymaster Services (Pty) Ltd, a subsidiary of Net 1 UEPS Technologies, Inc. (“CPS”) and the South African Social Security Agency (“SASSA”) entered into an Addendum to the Contract for the Payment of Social Grants, together with a related Service Level Agreement (collectively, the “Addendum”). The Addendum extends the existing contract for a period of 12 months to March 31, 2018, under the current contract’s terms and conditions, and also includes the specific terms as ordered by the Constitutional Court of South Africa in its March 17, 2017, ruling.

The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of the Addendum, which is attached hereto as Exhibit 10.59 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 31, 2017, Net1 issued a press release announcing the execution of the addendum to the SASSA contract as described in Item 1.01 above. A copy of Net1’s press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description
10.59	Addendum dated March 31, 2017, to the Contract and related Service Level Agreement for the Payment of Social Grants dated February 3, 2012 between CPS and SASSA.
99.1	Press Release, dated March 31, 2017, issued by Net1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: March 31, 2017	By: Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Financial Officer